EXHIBIT 21

SUBSIDIARIES OF BANTA CORPORATION

LIST OF SUBSIDIARIES	OWNERSHIP BY BANTA CORPORATION OR ONE OF IT'S SUBSIDIARIES	STATE OR JURISDICTION OF INCORPORATION OR ORGANIZATION
Banta Direct Marketing, Inc.	100	Minnesota
Banta Europe BV	100	The Netherlands
Banta Europe Corporation	100	The Netherlands
Banta Healthcare Group, Ltd.	100	Wisconsin
Banta Global Turnkey B.V	100	The Netherlands
Banta Global Turnkey Ltd.	100	Ireland
Banta Global Turnkey Ltd.	100	Scotland
Banta Packaging & Fulfillment, Inc.	100	Wisconsin
Banta Specialty Converting, LLC	100	Wisconsin
Danbury Printing & Litho, Inc.	100	Minnesota
Banta Integrated Media - Cambridge, Inc	100	Massachusetts
United Graphics, Inc.	100	Washington
Wrapper, Inc.	100	Wisconsin
Banta Publications-Greenfield, Inc.	100	Ohio
Greenfield Holdings Corp.	100	Pennsylvania
Type Designs, Inc.	100	Georgia
Banta Holding Corp.	100	Wisconsin
Banta Hong Kong, Ltd.	100	Hong Kong
Banta Global Turnkey (Singapore) Pte. Ltd.	100	Singapore
Banta Southeastern, Inc.	100	Tennessee
Banta Finance Corporation	100	Minnesota
Banta Global Turnkey - Guadalajara Sde RL de CV	100	Mexico
BGT Services, Guadalajara Sde RL de CV	100	Mexico
BGT - US, LLC	100	Wisconsin
Banta Global Turnkey, Ltd.	100	Texas Partnership
Banta Global Turnkey Kft	100	Hungary